Exhibit 4.14
[GE Logo]
GE Commercial Finance
NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED OR (iii) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.
WARRANT
TO PURCHASE
SHARES OF COMMON STOCK
     THIS CERTIFIES THAT, for good and valuable consideration received from Heller Financial Leasing, Inc. (“Warrantholder”), Warrantholder is entitled to subscribe for and purchase 68,182 shares (as adjusted pursuant to provisions hereof, the “Shares”) of the fully paid and non-assessable Common Stock of comScore Networks, Inc., a Delaware corporation with its principal place of business at 11465 Sunset Hills Road, Suite 200, Reston, VA 20190 (the “Company”), at an exercise price per share of $1.10 (such price and such other price as shall result, from time to time, from adjustments specified herein, is hereafter referred to as the “Exercise Price”), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term “Common Stock” or “Shares” shall mean the Company’s presently authorized Common Stock, and any stock into or for which such Common Stock may hereafter be converted or exchanged pursuant to the Seventh Amended and Restated Certificate of Incorporation of comScore Networks, Inc., as amended by the Certificate of Amendment (collectively, the “Charter”) as from time to time amended as provided by law and in such Certificate. As used herein, the term “Grant Date” shall mean April 29, 2005. The Company acknowledges that the cash consideration paid by Warrantholder for this Warrant is $10.00 for income tax purposes, that such amount has been duly received by the Company, and that this Warrant is issued in connection with that certain financial accommodation entered into by and between Company as the obligor and Warrantholder as the obligee thereunder (the “Financing Arrangement”).
     1. Term. The purchase rights represented by this Warrant are exercisable, in whole or in part, at any time and from time to time, from and after the Grant Date through the later of (i) ten (10) years after the Date of Grant or (ii) five (5) years after the closing of the Company’s initial public offering of its Common Stock (“IPO”) effected pursuant to a Registration Statement on Form S-1 (or its successor) filed under the Securities Act of 1933, as amended (the “Act”); provided, however, if the underwriter of an initial public offering of the Company’s stock provides the holder of this Warrant reasonable prior written notice, requesting such holder to exercise its option to purchase Shares, the holder shall within a reasonable period of time either exercise its rights under this warrant or waive its right to exercise.
     Notwithstanding the term of this Warrant fixed pursuant to the above paragraph, the right to purchase Shares as granted herein shall expire, if not previously exercised, immediately upon the closing of a sale, conveyance, disposal or encumbrance of all or substantially all of the Company’s property or business or the Company’s merger into or consolidation with any other corporation or any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of (a “Merger”), provided that the term “Merger” shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company.
     The Company shall provide the holder of this Warrant with at least twenty (20) days’ written notice prior to closing thereof of the terms and conditions of a Merger. However, if the Company fails to deliver such written notice, then notwithstanding anything to the contrary in this Warrant, the rights to purchase the Shares shall not expire until the Company complies with such notice provisions. If such closing does not take place, the Company shall promptly notify the holder of the Warrant that such proposed transaction has been terminated, and the holder of the Warrant may rescind any exercise of its purchase rights promptly after such notice of termination of the proposed transaction if the exercise of the Warrant has occurred after the Company notified the holder that the Merger was proposed. In the event of such rescission, the Warrant will continue to be exercisable on the same terms and conditions contained herein.
     2. Method of Exercise; Net Issue Exercise.
          2.1 Method of Exercise; Payment; Issuance of New Warrant. Subject to Section 1, the purchase rights represented by this Warrant may be exercised by the Warrantholder, in whole or in part and from time to time, by the surrender of this Warrant (with the notice of exercise in the form attached hereto as Exhibit A duly completed and executed) at the principal office of the Company and by (a) the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company of an amount equal to the then applicable Exercise Price per share multiplied by the number of Shares then being purchased. The Warrantholder shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be promptly delivered to the holder hereof as soon as possible (and in any event within thirty (30) days of receipt of such notice) and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible (and in any event within such thirty-day day period); provided, however, at such time as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, if requested by the Warrantholder, the Company shall use its best efforts to cause its transfer agent to deliver the certificate representing Shares issued upon exercise of this Warrant to a broker or other person (as directed by the Warrantholder exercising this Warrant) within the time period required to settle any trade made by the holder after exercise of this Warrant.
          2.2 Non-Cash Exercise.
          (a) Subject to Section 1, in lieu of payment in cash, the rights represented by this Warrant may also be exercised by a written notice of exercise, in the form of Exhibit A attached hereto, duly completed and executed, providing for the non-cash exercise of this Warrant for the Shares equal to the Fair Market Value (as determined below) of this Warrant (or the portion thereof being exercised), specifying that this non-cash exercise election has been made, and the net number of Shares to be issued after giving effect to such non-cash exercise. In the event the Warrantholder makes such election, Company shall issue to the holder a number of Shares computed using the following formula:
     X = B-A
               Y

Where:	X	=	the number of shares of Common Stock that shall be issued to holder

	Y	=	the Fair Market Value of one share of Common Stock

	A	=	the aggregate Exercise Price of the specified number of Shares to be converted immediately prior to the non-cash exercise (the “Converted Warrant Shares”) (i.e., the number of Converted Warrant Shares multiplied by the Exercise Price)

	B	=	the aggregate Fair Market Value of the specified number of Converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the Fair Market Value of one Converted Warrant Share)
     For purposes of Section 2 of this Warrant, shares issued pursuant to the non-cash exercise right shall be treated as if they were issued upon the exercise of this Warrant.
          (b) For purposes of this Section 2.2, the “Fair Market Value” of one share of the Company’s Common Stock as of a particular date (the “Determination Date”) shall be equal to
                    (i) If the non-cash exercise right is exercised in connection with and contingent upon a Public Offering, and if the Company’s Registration Statement relating to such Public Offering (“Registration Statement”) has been declared effective by the Securities and Exchange Commission, then the initial “Price to Public” specified in the final prospectus with respect to such offering.
          (ii) If the non-cash exercise right is not exercised in connection with and contingent upon a Public Offering, then as follows:
               (A) If traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the five trading days immediately prior to the Determination Date;
               (B) If traded on the Nasdaq Stock Market or other over-the-counter system, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the five trading days immediately prior to the Determination Date; and
(C) If there is no public market for the Common Stock, then fair market value shall be reasonably determined by the board of directors of the Company. If the Warrantholder hereof does not agree with the determination of Fair Market Value as determined by the Company’s board of directors, the Company and the holder hereof shall negotiate an appropriate Fair Market Value. If after ten (10) days, the Company and the Warrantholder cannot agree, then the Warrantholder may request that the Fair Market Value be determined by an investment banker or other independent third party analyst of national reputation selected by the Company and reasonably acceptable to the Warrantholder. The fees and expenses of such investment banker shall be borne by the Company unless the Fair Market Value determined by such investment banker is equal to or less than the Fair Market Value as determined by the Company, in which event the fees and expenses of such investment banker shall be borne by the Warrantholder hereof.
     In making a determination under clauses (A) or (B) above, if on the Determination Date, five trading days had not passed since the Public Offering, then the fair market value of the Common Stock shall be the average closing prices or closing bid prices, as applicable, for the shorter period beginning on and including the date of the Public Offering and ending on the trading day prior to the Determination Date (or if such period includes only one trading day the closing price or closing bid price, as applicable, for such trading day). If closing prices or closing bid prices are no longer reported by a securities exchange or other trading system, the closing price or closing bid price shall be that which is reported by such securities exchange or other trading system at 4:00 p.m. New York City time on the applicable trading day.
     2.3 Automatic Exercise.   Immediately before the expiration or termination of this Warrant, to the extent this Warrant is not previously exercised, and if the Fair Market Value of one share of the Company’s Common Stock subject to this Warrant is greater than the Exercise Price, then in effect as adjusted pursuant to this Warrant, this Warrant shall be deemed automatically exercised pursuant to Section 2.2 above, even if not surrendered. For purposes of such automatic exercise, the Fair Market Value of the Company’s Common Stock upon such expiration shall be determined pursuant to Section 2.2 (b) above. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section, the Company agrees to promptly notify the Warrantholder of the number of Shares, if any, the holder hereof is to receive by reason of such automatic exercise.
     3. Stock Fully Paid: Reservation of Shares.   All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be validly issued, fully paid and non-assessable, assuming the accuracy of the Warrantholder’s representations and warranties contained in Section 7 below, issued in compliance with all applicable federal and state securities laws, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.
     4. Adjustment of Exercise Price and Number of Shares.   The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:
          (a) Reclassification. Reorganization, Change or Conversion.   In case of any reclassification, reorganization, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), then in any of these events, the Company shall execute a replacement warrant (a “New Warrant”), in form and substance reasonably satisfactory to the holder of this Warrant, or the Company shall make appropriate provision without the issuance of a new Warrant, so the holder of this Warrant shall have the right to receive upon the exercise of this Warrant and at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant and in lieu of the Shares receivable upon the exercise of this Warrant, the same kind and amount of shares of stock, other securities, money and property receivable by a holder of the number of Shares then purchasable under this Warrant upon such reclassification, reorganization, change or conversion. Any such New Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(a) shall similarly apply to successive reclassifications, reorganizations, changes, or conversions.
          (b) Subdivisions or Combination of Shares: Stock Dividends.   In the event that the Company shall at any time while this Warrant remains outstanding and unexpired subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding shares of Common Stock, the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision or immediately prior to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the number of Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.
     (f) Notices of Record Date.   In case at any time:
          (i) the Company shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;
          (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class, or other rights;
          (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, or a consolidation or merger of the Company with or into, or a sale of all or substantially all its assets to another entity or entities; or
          (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;
then, in any one or more of said cases, the Company shall give notice as provided in Section 1 l(e) hereunder as follows: (A) at least 20 days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.
     5. Notice of Adjustments.   Whenever the Exercise Price shall be adjusted pursuant to the provisions hereof, the Company shall within ten (10) business days of such adjustment deliver a certificate signed on behalf of the Company by its chief financial officer to the holder of this Warrant setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price after giving effect to such adjustment.
     6. Fractional Shares.   No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

     7. Compliance with Securities Act: Disposition of Warrant or Shares of Common Stock.
     (a) Compliance with Act, The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the Common Stock to be issued upon exercise hereof, are being acquired for investment purposes only and that such holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Act or any applicable federal or state securities law. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:
THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO; (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED; OR (iii) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY.
     (b) Disposition of Warrant and Shares. With respect to any offer, sale or other transfer or disposition of this Warrant or any shares of Common Stock acquired pursuant to the exercise of this Warrant prior to registration of such Shares, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel (if reasonably requested by the Company and reasonably satisfactory to the Company) to the effect that (i) such offer, sale or other transfer or disposition may be effected without registration or qualification of this Warrant or such shares of Common Stock under the Act as then in effect or any federal or state securities law then in effect, and (ii) indicating whether or not under the Act this Warrant or the certificates representing such shares of Common Stock to be sold or otherwise transferred or disposed of require any restrictive legend thereon in order to ensure compliance with such law, Notwithstanding the foregoing, this Warrant or such shares of Common Stock may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied. This Warrant or the certificates representing the shares of Common Stock thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with such law, unless in the aforesaid opinion of counsel for the holder (reasonably satisfactory to the Company), such legend is not required in order to insure compliance with the such law. Upon any valid transfer of this Warrant or portion thereof, Company agrees to reissue the Warrant (or Warrants in the case of a partial transfer) and/or the Shares receivable upon the exercise hereof and if the legend is not required, such re-issuance shall be without said legend, Nothing herein shall restrict the transfer of this Warrant (or any portion hereof) or the certificates representing the shares of Common Stock acquired pursuant to the exercise of this Warrant by the initial holder hereof or any successor holder to (i) any affiliate of such holder, including without limitation any partnership affiliated with such holder, any partner of any such partnership, (ii) any legal entity or natural person (hereinafter “Person”) in a Public Offering pursuant to an effective Registration Statement under the Act, (iii) to any other Person to the extent that the transfer to such Person is exempt from the registration requirements of such laws and such Person agrees in writing to be bound by all of the restrictions on transfer contained herein and such Person is not a direct competitor of the Company, or (iv) any Person or Persons if the holder hereof shall also transfer or assign all or part of its interest in the Financing Arrangement, and such Person agrees in writing to be bound by all of the restrictions on transfer contained herein and such Person is not a direct competitor of the Company. Any transfer described above must be made in compliance with all applicable federal and state securities laws and in any such transfer, the transferee shall on the Company’s request agree in writing to be bound by the terms of this Warrant as if an original holder hereof. The Company may issue stop transfer instructions to its transfer agent in connection with the foregoing restrictions.
     8. Warrantholder’s Representations The Warrantholder acknowledges that it has had access to all material information concerning the Company which it has requested. The Warrantholder also acknowledges that it has had the opportunity to, and has to its satisfaction, questioned the officers of the Company with respect to its investment hereunder. The Warrantholder represents that it understands that the Warrant and the Common Stock are speculative investments, that it is aware of the Company’s business affairs and financial condition and that it has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Warrant. The Warrantholder is purchasing the Warrant and any Common Stock issued upon exercise thereof for investment for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof in violation of the Act or applicable state securities laws. The Warrantholder further represents that it understands that the Warrant and Common Stock have not been registered under the Act or applicable state securities laws by reason of specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the Warrantholder’s investment intent as expressed herein. The Warrantholder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Act. The Warrantholder is an “accredited investor” as defined in Regulation D promulgated under the Act.
     9. Company’s Representations.
     The Company hereby represents and warrants to the Warrantholder as follows:
             (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.
     (b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free from preemptive rights.
     (c) The rights and restrictions granted to or imposed upon the Common Stock and the holders thereof are as set forth in the Charter.
     (d) The shares of Common Stock issuable upon exercise of the Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms of the Charter will be validly issued, fully paid and nonassessable.
     (e) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company’s Charter or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.
     (f) There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, could have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.
     (g) The number of shares of Common Stock of the Company outstanding on the date hereof, on a fully diluted basis (assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options and warrants), does not exceed 121,000,000 shares.
     10. Market Stand-Off Provision. The holder of this Warrant agrees to be bound by the “Market Stand-Off” provision in Section 1(1) of the Rights Agreement.
     11. Miscellaneous
     (a) Rights as Shareholders. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or otherwise be entitled to any voting or other rights as a shareholder of the Company or any right to vote for the election of directors or upon nay matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividend or subscription rights, until this Warrant shall have been exercised and the Shares purchasable upon the exercise shall have become deliverable, as provided herein.
     (b) Issuance Tax. The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the holder hereof for any issuance tax in respect hereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of this Warrant.
     (c) Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the holder of this Warrant.
     (d) Attorneys’ Fees. In the event of an action, suit or proceeding brought under or in connection herewith, the prevailing party therein shall be entitled to recover from, and the other party hereto agrees to pay, the prevailing party’s costs and expenses in connection therewith, including reasonably attorneys’ fees.
     (e) Notices. All notices, demands or other communications required or permitted to be given or delivered under or by reason of the provisions hereof shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) sent via facsimile transmission, (iii) the next business day after having been sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) four business days after having been mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Warrantholder and to the Company at the respective addresses and transmission numbers indicated on the signature page hereof, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.
     (f) Binding Effect on Successors. Subject to the terms and conditions of this Warrant, all covenants and agreements in contained herein by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.
     (g) Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate issued upon exercise hereof or in replacement thereafter and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company and without requiring any bond, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.
     (h) Registration Rights. The Company grants registration rights to the holder of this Warrant for any Common Stock of the Company obtained upon exercise of this Warrant

          (i) The holder will have not have the right to demand registration, but can otherwise participate in any registration demanded by other holders of at least a majority of the Registrable Securities (as defined in the Rights Agreement).
          (ii) The holder will be subject to the same provisions regarding indemnification as contained in the Rights Agreement
          (iii)The registration rights are freely assignable by the holder of this Warrant in connection with a permitted transfer, in accordance with Section 7 above, of this Warrant or the Shares.
(i) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant
     (j) Governing Law. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE.
     (k) Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.
     (l) Entire Agreement. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.
SIGNATURE PAGE FOLLOWS

In Witness Whereof, this Warrant to purchase Common Stock has been duly executed as of the Grant Date hereinabove set forth.

Issued By:
comScore Networks, Inc.
By: /s/ Sheri L. Huston
Name: Sheri L. Huston
Title: Chief Financial Officer
Address for Notices:
11465 Sunset Hills Road, Suite 200
Reston, VA   20190
Attention: Chief Financial Officer
With a copy to:
comScore Networks, Inc.
11465 Sunset Hills Road, Suite 200
Reston, VA   20190
Attention: Legal Department

Fax:
Accepted By:
Heller Financial Leasing, Inc.
By: /s/ Frank A. Van De Zande
Name: Frank A. Van De Zande
Title: Vice President
Address for Notices:
500 West Monroe
Chicago, IL   60661
Attention: Portfolio Management,
     GE Technology Lending

Fax: 312-441-7715

     Attention: Chief Financial Officer
     [1. The undersigned hereby elects to purchase                      shares of Common Stock of Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.]
     [1. The undersigned hereby elects to purchase                      shares of Common Stock of Company pursuant to a non-cash exercise of the Warrant as provided in Section 2.2 of the Warrant.]
     2. Check here if applicable:        The undersigned confirms that this exercise is made in connection with the occurrence of a public offering, sale or merger of the Company, and the undersigned further elects to condition this exercise of the Warrant upon the consummation of said public offering, sale or merger of the Company. This exercise shall not be deemed to be effective until the consummation of such transaction.
     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:
Heller Financial Leasing, Inc.
500 West Monroe
Chicago, IL 60661
     3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing such shares, all except in compliance with applicable securities laws.

Heller Financial Leasing, Inc.
By:
(Signature)
Its:
Date: